EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Report of FirstEnergy Transmission LLC (“Company”) on Form 10-Q for the period ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each undersigned officer of the Company does hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark D. Mroczynski
Mark D. Mroczynski
President
(Principal Executive Officer)

/s/ Jason J. Lisowski
Jason J. Lisowski
Vice President, Controller and Director
(Principal Financial Officer and Principal Accounting Officer)
Date: May 7, 2025